Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones		Mary M. Gentry
Senior Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4302		(864) 286-4892

SCANSOURCE DELIVERS STRONG THIRD QUARTER PROFITS
Third Quarter Profitability Reflects Consistent Execution

GREENVILLE, SC -- May 10, 2021 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the third quarter ended March 31, 2021. All results in this release reflect continuing operations only unless otherwise noted.

Third Quarter Summary:

•Net sales: $729.9 million, down 2% year-over-year, or flat year-over-year for organic growth
•Gross profit: $88.1 million, up 4% year-over-year
•GAAP operating income of $19.4 million, up 87% year-over-year, for a 2.66% operating income margin
•Non-GAAP operating income of $25.1 million, up 70% year-over-year, for a 3.45% non-GAAP operating income margin
•Net income from continuing operations of $13.8 million
•GAAP diluted EPS of $0.54 per share; non-GAAP diluted EPS of $0.71 per share
•Return on invested capital increased to 13.6% for the quarter

"We are very pleased with the excellent execution from ScanSource employees worldwide," said Mike Baur, Chairman and CEO, ScanSource, Inc. "We are focused on driving gross profit growth, gaining operating leverage on our SG&A, and shifting to more recurring revenue. We are committed to helping our channel partners accelerate their digital transformation."

Quarterly Results
Net sales for the third quarter of fiscal year 2021 totaled $729.9 million, down 2% year-over-year, or flat year-over-year for organic growth. During the quarter, the Company saw continued progress in recovering from the sales impact of the COVID-19 pandemic in North America and Brazil. For the Intelisys master agency business, net sales increased 12% year-over-year for the third quarter of fiscal year 2021.

For the third quarter of fiscal year 2021, operating income increased to $19.4 million from $10.4 million for the prior-year quarter, and non-GAAP operating income increased to $25.1 million from $14.8 million for the prior-year quarter. At the end of July 2020, the Company implemented a $30 million annualized expense reduction program to address the business impacts of the COVID-19 pandemic and prepare for the next phase of growth. Selling, general and administrative expenses for the quarter decreased $4.9 million year-over-year, and the Company continued to realize the planned quarterly impact of the expense reduction plan.

On a GAAP basis, net income for the third quarter of fiscal year 2021 totaled $13.8 million, or $0.54 per diluted share, compared to net income of $5.7 million, or $0.23 per diluted share, for the prior-year quarter. Non-GAAP net income totaled $18.2 million, or $0.71 per diluted share, compared to $9.2 million, or $0.36 per diluted share, for the prior-year quarter.

At March 31, 2021, ScanSource had cash and cash equivalents of $49.3 million and total debt of $198.9 million. The Company used $60.3 million of operating cash flow in the third quarter of fiscal year 2021 and generated $129.4 million for the trailing 12-month period.

Exhibit 99.1

COVID-19 Update
The Company's top priority during the COVID-19 pandemic is protecting the health and safety of our employees. We implemented travel restrictions and transitioned our employees, where possible, to a remote working environment. Most of our office-based employees around the world continue to work remotely. We have taken a number of measures to ensure our teams have the flexibility and resources they need to stay safe and healthy. We continue to experience higher costs from these safety measures to protect our employees. We are continuing to provide the high level of customer service our partners expect from us.

Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results in a conference call today, May 10, 2021, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including regarding the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, the impact of the COVID-19 pandemic on the Company's operations and financial condition and the potential prolonged economic weakness brought on by COVID-19, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, risk to the Company's business from a cyber-security attack, a failure of the Company's IT systems, failure to hire and retain quality employees, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2020, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of ROIC provides useful information to investors and is an additional relevant comparison of our performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.
These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #654 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2021	June 30, 2020*
Assets
Current assets:
Cash and cash equivalents	$49,321	$29,485
Accounts receivable, less allowance of $21,180 at March 31, 2021 and $21,906 at March 31, 2020	509,404	443,185
Inventories	459,652	454,885
Prepaid expenses and other current assets	99,424	94,681
Current assets held for sale	—	181,231
Total current assets	1,117,801	1,203,467
Property and equipment, net	45,316	55,641
Goodwill	217,093	214,288
Identifiable intangible assets, net	109,172	121,547
Deferred income taxes	24,405	24,630
Other non-current assets	68,835	72,521
Total assets	$1,582,622	$1,692,094
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$521,552	$454,240
Accrued expenses and other current liabilities	87,969	76,686
Current portion of contingent consideration	—	46,334
Income taxes payable	5,333	5,886
Current portion of long-term debt	7,843	7,839
Current liabilities held for sale	—	128,022
Total current liabilities	622,697	719,007
Deferred income taxes	4,309	3,884
Long-term debt, net of current portion	137,206	143,175
Borrowings under revolving credit facility	53,802	67,714
Other long-term liabilities	74,033	80,068
Total liabilities	892,047	1,013,848
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,466,365 and 25,361,298 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	68,895	63,765
Retained earnings	734,361	747,276
Accumulated other comprehensive loss	(112,681)	(132,795)
Total shareholders’ equity	690,575	678,246
Total liabilities and shareholders’ equity	$1,582,622	$1,692,094

*Derived from audited financial statements.

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
Net sales	$729,873	$744,584	$2,298,111	$2,411,285
Cost of goods sold	641,757	660,006	2,043,172	2,129,862
Gross profit	88,116	84,578	254,939	281,423
Selling, general and administrative expenses	60,099	64,971	182,681	201,344
Depreciation expense	3,141	3,268	9,634	9,729
Intangible amortization expense	4,880	5,159	14,595	15,007
Restructuring and other charges	560	169	9,312	604
Change in fair value of contingent consideration	—	618	516	6,266
Operating income	19,436	10,393	38,201	48,473
Interest expense	1,576	3,098	5,285	9,727
Interest income	(745)	(1,080)	(1,756)	(2,627)
Other expense (income), net	(302)	(137)	183	198
Income before income taxes	18,907	8,512	34,489	41,175
Provision for income taxes	5,121	2,797	9,757	11,542
Net income from continuing operations	13,786	5,715	24,732	29,633
Net loss from discontinued operations	(688)	(4,002)	(37,647)	(5,025)
Net (loss) income	$13,098	$1,713	$(12,915)	$24,608
Per share data:

Net income from continuing operations per common share, basic	$0.54	$0.23	$0.97	$1.17
Net loss from discontinued operations per common share, basic	(0.03)	(0.16)	(1.48)	(0.20)
Net (loss) income per common share, basic	$0.51	$0.07	$(0.51)	$0.97
Weighted-average shares outstanding, basic	25,455	25,346	25,404	25,386

Net income from continuing operations per common share, diluted	$0.54	$0.23	$0.97	$1.16
Net loss from discontinued operations per common share, diluted	(0.03)	(0.16)	(1.48)	(0.20)
Net (loss) income per common share, diluted	$0.51	$0.07	$(0.51)	$0.97
Weighted-average shares outstanding, diluted	25,572	25,363	25,484	25,444

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(12,915)	$24,608
Net loss from discontinued operations	(37,647)	(5,025)
Net income from continuing operations	24,732	29,633
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	25,417	26,585
Amortization of debt issue costs	313	313
Provision for doubtful accounts	226	1,399
Share-based compensation	5,711	4,053
Deferred income taxes	(26)	(1,479)
Change in fair value of contingent consideration	516	6,266
Contingent consideration payments excess	(5,457)	(3,050)
Finance lease interest	96	64
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(68,654)	(85)
Inventories	(5,907)	(7,446)
Prepaid expenses and other assets	(1,641)	(10,977)
Other non-current assets	2,846	(1,029)
Accounts payable	69,609	55,378
Accrued expenses and other liabilities	8,434	13,233
Income taxes payable	(793)	(4,775)
Net cash provided by operating activities of continuing operations	55,422	108,083
Cash flows from investing activities of continuing operations:
Capital expenditures	(2,283)	(6,575)
Cash paid for business acquisitions, net of cash acquired	—	(48,915)
Proceeds from the sale of net assets of discontinued operations	34,356	—
Net cash provided by (used in) investing activities of continuing operations	32,073	(55,490)
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	1,486,464	1,608,472
Repayments on revolving credit, net of expenses	(1,500,375)	(1,650,862)
Borrowings on long-term debt, net	(5,964)	(3,147)
Repayments of finance lease obligations	(974)	(660)
Contingent consideration payments	(41,393)	(35,481)
Exercise of stock options	439	754
Taxes paid on settlement of equity awards	(1,036)	(1,354)
Repurchase of common stock	—	(6,077)
Net cash used in financing activities of continuing operations	(62,839)	(88,355)

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	21,704	42,000
Net cash flows used in investing activities of discontinued operations	(58)	(48)
Net cash flows (used in) provided by financing activities of discontinued operations	(29,494)	6,739
Net cash flows provided by discontinued operations	(7,848)	48,691
Effect of exchange rate changes on cash and cash equivalents	(1,942)	(2,151)
Increase in cash and cash equivalents	14,866	10,778
Consolidated cash and cash equivalents at beginning of period	34,455	23,818
Consolidated cash and cash equivalents at end of period	49,321	34,596
Cash and cash equivalents of discontinued operations	—	4,838
Cash and cash equivalents of continuing operations	$49,321	$29,758

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2021	2020
Return on invested capital ratio (ROIC), annualized (a)	13.6%	6.0%

Reconciliation of net income to EBITDA:
Net income from continuing operations (GAAP)	$13,786	$5,715
Plus: Interest expense	1,576	3,098
Plus: Income taxes	5,121	2,797
Plus: Depreciation and amortization	8,358	8,987
EBITDA (non-GAAP)	28,841	20,597
Plus: Change in fair value of contingent consideration	—	618
Plus: Acquisition and divestiture costs(b)	272	780
Plus: Restructuring costs	349	169
Plus: Tax recovery	—	(2,320)
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$29,462	$19,844

Invested Capital Calculations:
Equity – beginning of the quarter (c)	$682,139	$927,580
Equity – end of the quarter (c)	690,575	897,678
Plus: Change in fair value of contingent consideration, net of tax	—	467
Plus: Acquisition and divestiture costs(b)	272	780
Plus: Restructuring, net of tax	264	125
Plus: Tax recovery, net of tax	—	(1,754)
Plus: Net loss from discontinued operations	688	4,002
Average equity	686,969	914,439
Average funded debt (d)	191,996	405,533
Invested capital (denominator for ROIC) (non-GAAP)	$878,965	$1,319,972

(a) The annualized EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 90 days in the current quarter and 91 days in the prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) In the quarter ending June 30, 2020, the Company recorded impairment charges of $120.5 million. Impairment charges, net of tax reduced equity by $114.4 million.
(d) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended March 31,
	2021	2020	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$502,227	$489,218	2.7%
Foreign exchange impact (a)	4,132	—
Non-GAAP net sales, constant currency	$506,359	$489,218	3.5%

Worldwide Communications & Services:
Net sales, reported	$227,646	$255,366	(10.9)%
Foreign exchange impact (a)	10,476	—
Non-GAAP net sales, constant currency	$238,122	$255,366	(6.8)%

Consolidated:
Net sales, reported	$729,873	$744,584	(2.0)%
Foreign exchange impact (a)	14,608	—
Non-GAAP net sales, constant currency	$744,481	$744,584	—%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2021 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2020.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Nine months ended March 31,
	2021	2020	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$1,577,197	$1,645,406	(4.1)%
Foreign exchange impact (a)	19,758	—
Non-GAAP net sales, constant currency	$1,596,955	$1,645,406	(2.9)%

Worldwide Communications & Services:
Net sales, reported	$720,914	$765,879	(5.9)%
Foreign exchange impact (a)	47,694	—
Non-GAAP net sales, constant currency	$768,608	$765,879	0.4%

Consolidated:
Net sales, reported	$2,298,111	$2,411,285	(4.7)%
Foreign exchange impact (a)	67,452	—
Non-GAAP net sales, constant currency	$2,365,563	$2,411,285	(1.9)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the nine months ended March 31, 2021 into U.S. dollars using the average foreign exchange rates for the nine months ended March 31, 2020.

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended March 31,
	2021	2020	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$665,720	$670,175	(0.7)%

International:
Net sales, reported	$64,153	$74,409	(13.8)%
Foreign exchange impact(a)	14,608	—
Non-GAAP net sales, constant currency	$78,761	$74,409	5.8%

Consolidated:
Net sales, reported	$729,873	$744,584	(2.0)%
Foreign exchange impact(a)	14,608	—
Non-GAAP net sales, constant currency	$744,481	$744,584	—%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2021 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2020.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Nine months ended March 31,
	2021	2020	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,069,327	$2,173,515	(4.8)%

International:
Net sales, reported	$228,784	$237,770	(3.8)%
Foreign exchange impact(a)	67,452	—
Non-GAAP net sales, constant currency	$296,236	$237,770	24.6%

Consolidated:
Net sales, reported	$2,298,111	$2,411,285	(4.7)%
Foreign exchange impact(a)	67,452	—
Non-GAAP net sales, constant currency	$2,365,563	$2,411,285	(1.9)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the nine months ended March 31, 2021 into U.S. dollars using the average foreign exchange rates for the nine months ended March 31, 2020.

ScanSource Delivers Third Quarter Profit Growth

	Quarter ended March 31, 2021
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Tax recovery, net	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$729,873	$—	$—	$—	$—	$—	$729,873
Gross profit	88,116	—	—	—	—	—	88,116
Operating income	19,436	4,880	—	272	560	—	25,148
Other expense, net	529	—	—	—	—	—	529
Pre-tax income	18,907	4,880	—	272	560	—	24,619
Net income from continuing operations	13,786	3,697	—	272	423	—	18,178
Diluted EPS from continuing operations	$0.54	$0.14	$—	$0.01	$0.02	$—	$0.71

	Quarter ended March 31, 2020
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Tax recovery, net	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$744,584	$—	$—	$—	$—	$—	$744,584
Gross profit	84,578	—	—	—	—	—	84,578
Operating income	10,393	5,159	618	780	169	(2,320)	14,799
Other expense, net	1,881	—	—	—	—	—	1,881
Pre-tax income	8,512	5,159	618	780	169	(2,320)	12,918
Net income from continuing operations	5,715	3,909	467	780	125	(1,754)	9,242
Diluted EPS from continuing operations	$0.23	$0.15	$0.02	$0.03	$—	$(0.07)	$0.36

ScanSource Delivers Third Quarter Profit Growth

	Nine months ended March 31, 2021
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Tax recovery, net	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$2,298,111	$—	$—	$—	$—	$—	$2,298,111
Gross profit	254,939	—	—	—	—	—	254,939
Operating income	38,201	14,595	516	2,130	9,312	—	64,754
Other expense, net	3,712	—	—	—	—	—	3,712
Pre-tax income	34,489	14,595	516	2,130	9,312	—	61,042
Net income from continuing operations	24,732	11,055	390	2,130	7,040	—	45,347
Diluted EPS from continuing operations	$0.97	$0.43	$0.02	$0.08	$0.28	$—	$1.78

	Nine months ended March 31, 2020
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Tax recovery, net	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$2,411,285	$—	$—	$—	$—	$—	$2,411,285
Gross profit	281,423	—	—	—	—	—	281,423
Operating income	48,473	15,007	6,266	2,689	604	(2,320)	70,719
Other expense, net	7,298	—	—	—	—	—	7,298
Pre-tax income	41,175	15,007	6,266	2,689	604	(2,320)	63,421
Net income from continuing operations	29,633	11,347	4,737	2,689	449	(1,754)	47,101
Diluted EPS from continuing operations	$1.16	$0.45	$0.19	$0.11	$0.02	$(0.07)	$1.85

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Financial Results:

	Quarter ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
	(in thousands)
Net sales	$—	$127,899	$213,373	$439,527
Cost of goods sold	—	117,669	198,512	400,158
Gross profit	—	10,230	14,861	39,369
Selling, general and administrative expenses	—	13,782	17,291	42,607
Depreciation expense	—	225	—	771
Intangible amortization expense	—	327	—	1,073
Operating loss	—	(4,104)	(2,430)	(5,082)
Interest expense, net	—	323	394	1,236
Loss on disposal group	688	—	34,496	—
Other expense, net	—	433	310	(96)
Loss from discontinued operations before taxes	(688)	(4,860)	(37,630)	(6,222)
Income tax expense	—	(858)	17	(1,197)
Net loss from discontinued operations	$(688)	$(4,002)	$(37,647)	$(5,025)

ScanSource Delivers Third Quarter Profit Growth

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Assets and Liabilities:

	March 31, 2021	June 30, 2020
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$—	$4,970
Accounts receivable, net	—	117,200
Inventories, net	—	106,779
Prepaid expenses and other current assets	—	23,808
Total current assets	—	252,757
Property and equipment, net	—	1,833
Deferred income taxes	—	9,349
Other non-current assets	—	6,215
Total assets, before valuation allowance	—	270,154
Less: valuation allowance	—	(88,923)
Total assets, net of valuation allowance (a)	$—	$181,231
Liabilities
Current liabilities:
Accounts payable	$—	$56,098
Accrued expenses and other current liabilities	—	14,815
Other taxes payable	—	20,378
Short-term borrowings	—	3,524
Income tax payable	—	1,085
Total current liabilities	—	95,900
Borrowings under revolving credit facility	—	24,704
Other long-term liabilities	—	7,418
Total liabilities(1)	$—	$128,022

(a) Total assets and liabilities of discontinued operations are classified in current assets and liabilities, respectively, in the Company's consolidated balance sheet as of March 31, 2021 and June 30, 2020. The discontinued operations were disposed of during the quarter ended December 31, 2020.